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                                                                    Exhibit 23.1



INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Dotronix, Inc. on Form S-8 and Form S-3 of our report dated August 18, 1995 appearing in the Annual Report on Form 10-KSB of Dotronix, Inc. for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/  Deloitte & Touche LLP

Minneapolis, Minnesota
December 13, 1995